Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Appgate, Inc.

Coral Gables, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 10, 2021, relating to the consolidated financial statements of Cyxtera Cybersecurity, Inc. d/b/a Appgate (the “Company”), included in Appgate, Inc.’s Current Report on Form 8-K filed on October 15, 2021, as amended by the Current Report on Form 8-K/A filed on November 10, 2021.

/s/ BDO USA, LLP

Miami, Florida

December 13, 2021